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                                                                    Exhibit 99.1

  LOGO TO COME                                      THIS IS YOUR PROXY.
                                                YOUR VOTE IS IMPORTANT.


     This year's Annual Shareholders' Meeting will be held:

            Date:         Thursday, June 24, 1999

            Location:     John B. Hynes Veterans Memorial Convention Center
                          Ballroom A
                          900 Boylston Street
                          Boston, Massachusetts

            Time:         2:00 P.M.

                 Merger Proposed - Your Vote Is Very Important

BEC99A                            DETACH HERE
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[X]  Please mark
     votes as in this example.


The Board of Trustees recommends a vote FOR Proposal 1 and FOR Proposal 2.
1. Proposal to Adopt the Merger Agreement between BEC Energy and Commonwealth Energy System and Approve the Merger

FOR     AGAINST    ABSTAIN

[_]       [_]        [_]

2. Election of Trustees
Nominees: Charles K. Gifford, Paul A. LaCamera,
          Thomas J. May, Sherry H. Penney

FOR     WITHHELD

[_]        [_]

[_]  --------------------------------------------------------------------------
     For all nominees except as noted above

                  MARK HERE               MARK HERE
                  FOR ADDRESS             TO DISCONTINUE
                  CHANGE AND              MULTIPLE
                  NOTE AT LEFT  [_]       MAILINGS       [_]

Please sign name exactly as it appears hereon. When signing as attorney, agent, guardian, executor, administrator, trustee or the like, please give your full title as such.

Signature: ____________ Date: ______   Signature(s): _________  Date: _____
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BEC99B                            DETACH HERE
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                                     PROXY

                                  LOGO TO COME

                   Proxy for Annual Meeting on June 24, 1999

           This Proxy is Solicited on Behalf of the Board of Trustees

  The undersigned hereby appoints Paul A. LaCamera, Thomas J. May, and Sherry
H. Penney and each of them proxies, with power of substitution, to act and vote in the name of the undersigned, with all the powers that the undersigned would possess if personally present, on all matters which may come before the Annual Meeting of Shareholders of BEC Energy to be held on June 24, 1999 and any adjournments thereof.

  The proxies are hereby authorized and instructed upon the matters specified in the Notice of Annual Meeting as set forth on the reverse side hereof. If no choice is indicated as to a proposal, the proxies shall vote FOR such proposal. The proxies may vote in their discretion on any other matter which may properly come before the Meeting.

  The undersigned hereby acknowledges receipt of the Notice of Annual Meeting
dated [    ], 1999 and the related Proxy Statement.

                   CONTINUED AND TO BE SIGNED ON REVERSE SIDE
SEE REVERSE    AND RETURNED PROMPTLY IN THE ACCOMPANYING ENVELOPESEE REVERSE
    SIDE                                                             SIDE